ARIS INDUSTRIES, INC.
                                475 Fifth Avenue
                            New York, New York 10017

                                   May 1, 1996

AIF-II, L.P.
c/o Apollo Advisors, L.P.
Two Manhattanville Road
Purchase, New York 10577

Attention: Robert Katz

         Re: Consent Pursuant to Series B Junior Secured Note Aqreement

Gentleman:

     Reference is made to the Series B Junior Secured Note Agreement dated June 30, 1993 (the "Note Agreement"; terms defined therein being used herein as therein defined) between AIF-II, L.P. ("Apollo") and Aris Industries, Inc. ("Aris", formerly known as The Marcade Group, Inc.) and the Series B Junior Secured Note issued pursuant to the Note Agreement by Aris in favor of Apollo dated June 30, 1993 in the original principal amount of $7,500,000 (the "Note").

     Please indicate the consent of Apollo to the Payment in Kind ("PIK") of the quarterly interest payments under the Note due for the period through February 3, 1997 whereby such payments will not be made in cash and instead shall be added to the principal of the Note on the scheduled Payment Dates and shall be due and payable on November 3, 2002; provided, that, if the Heller Note and all other obligations owed by Aris to Heller or its successors or assigns pursuant to the Heller Documents have been indefeasibly paid in full, such additional principal payments shall be due and payable on the next Payment Date following such indefeasible payment in full. The Note shall then bear interest on the increased principal amount. The Note Agreement and the Note are hereby deemed amended to implement the foregoing.

AGREED AND ACCEPTED:                          Date: May 3, 1996

AIF-II,  L.P.

By: Apollo Advisors, L.P.,                    Very truly yours,
    its General Partner

By: Apollo Capital Management,                ARIS INDUSTRIES, INC.
    Inc., its General Partner

By:      ROBERT A. KATZ                       By:    PAUL SPECTOR
  ----------------------------                   -----------------------
         Robert A. Katz                              Paul Spector
   Title: Vice President                             Senior Vice-President